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                                                                      EXHIBIT 11

                              EQUITRAC CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE

                    (in thousands, except earnings per share)


                                                THREE MONTHS ENDED     SIX MONTHS ENDED
                                                     AUGUST 31,            AUGUST 31,
                                                 ----------------      ----------------
                                                  1997       1996      1997        1996
                                                 -----      -----      -----      -----
Weighted average number of common
    shares outstanding                           3,482      3,401      3,477      3,396

Common share equivalents arising from
    dilutive options                               246        155        231        139
                                                 -----      -----      -----      -----
                                                 3,728      3,556      3,708      3,535
                                                 =====      =====      =====      =====

Earnings per share                               $0.20      $0.18      $0.39      $0.35
                                                 =====      =====      =====      =====

